                                                                    EXHIBIT 21.1

                            REUNION INDUSTRIES, INC.
                      SUBSIDIARIES AS OF DECEMBER 31, 1996



                    Company                      Incorporated       Parent
                    -------                      ------------       ------
 1  Reunion Industries, Inc.                       Delaware
 2  Oneida Rostone Corp.                           New York             1
 3  DPL Acquisition Corp.                          Delaware             2
 4  Data Packaging Limited                         Bermuda              3      (95 5%)
 5  Data Packaging (Ireland) Limited               Ireland              4
 6  Juliana Vineyards                             California            1
 7  Crescent Farms Company                          Texas               1
 8  The Juliana Preserve, a California
     Partnership                                  California          6,7      (71.7%)
 9  Juliana Preserve Operating Company            California            8
10  Buttes Drilling-C Company                       Texas               1
11  Reunion Titan, Inc.                             Texas              10
12  Reunion Potash Company                         Delaware             1

    INACTIVE COMPANIES
    ------------------
13  Buttes Farms                                  California            1
14  Buttes Resources Canada, Ltd.                  Delaware             1
15  Buttes Resources International, Inc.           Delaware             1
16  Humphries Mineral Industries, Inc.             Colorado             1
17  Northern Enterprises, Ltd.                      Nevada              1
18  Ocean Phoenix Transport, Inc.            District of Columbia       1
19  Treegrove Management Corp.                     Delaware             1
20  Treegrove 1971 Management Corp.               California            1
21  Valley Lemon Growers, Inc.                    California           13
22  Asie-Dolphin Drilling SDN BHD                  Malaysia            10        (49%)
23  Buttes Gas & Oil do Brasil, Ltda.               Brazil              1        (49%)
24  Dolphin Titan (Malaysia) SDN BHD               Malaysia            10
25  Dolphin Titan do Brazil Servicos
     de Perfuracoes, Ltd.                           Brazil             10
26  Monaco Corporation                        British Virgin Is.       10
27  Ocean Phoenix Holdings, N. V.            Netherlands Antilles       1
28  Progress Drilling International, Inc.           Panama             10
29  Progress Perfuracoes do Brasil, Ltd.            Brazil             28
